UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2022

AZIYO BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370
Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AZYO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information regarding the Company’s satisfaction of the Nasdaq continued listing rules set forth in Item 5.02 below is incorporated by reference into this Item 3.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2022, C. Randal Mills, Ph.D., a member of the Board of Directors (the “Board”) of Aziyo Biologics, Inc. (the “Company”), was appointed as the Company’s Interim President and Chief Executive Officer and succeeds Ronald Lloyd, who will be stepping down as the Company’s President and Chief Executive Officer and as a member of the Board, in each case, effective June 21, 2022 (the “Executive Transition”). In connection with his appointment, Dr. Mills will serve as the Company’s principal executive officer and president and will cease serving on the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board. Mr. Lloyd will continue to provide services to the Company as described below.

Dr. Mills, age 50, has served as a member of the Company’s Board since November 2015. From July 2020 until April 2022, Dr. Mills served as Chief Executive Officer and as a member of the board of trustees of Sanford Burnham Prebys Medical Discovery Institute, a non-profit medical research institute. Dr. Mills served as Chief Executive Officer of the National Marrow Donor Program, a nonprofit international organization that provides bone marrow for transplantation, from July 2017 to February 2020. From May 2014 to July 2017, Dr. Mills served as Chief Executive Officer of the California Institute for Regenerative Medicine, which was created to fund stem cell research in California. Dr. Mills also served as Chief Executive Officer of Osiris Therapeutics, Inc., a publicly traded regenerative medicine company, from June 2004 to December 2013. Prior to and during the last five years, Dr. Mills has served on the board of directors of various non-profit organizations, including Be The Match Foundation from July 2017 to February 2020, Tissue Banks International (now KeraLink International), from August 2007 to December 2019, and the Alliance for Regenerative Medicine, an international community of organizations focused on regenerative medicine, from January 2014 to January 2016. Dr. Mills holds a Ph.D. in Pharmaceutical Science and a B.S. in Microbiology from the University of Florida.

In connection with Dr. Mills’ appointment as Interim President and Chief Executive Officer, Dr. Mills ceased serving as a member of the Company’s Audit Committee and, on June 21, 2022, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) regarding its noncompliance with Nasdaq Listing Rule 5605(c)(2) (“Rule 5605”), which requires, among other things, that the Audit Committee be comprised of a minimum of three directors who meet the applicable independence requirements under the Nasdaq rules. In accordance with Nasdaq Listing Rule 5605(c)(4), the Company has a cure period in order to regain compliance with Rule 5605 that ends on the date that is 180 days following the event that caused the vacancy. The Company intends to appoint to the Audit Committee prior to the end of the cure period a third director who meets the applicable independence requirements under the Nasdaq rules and thereby regain compliance with Rule 5605.

Ronald Lloyd Separation Agreement

In connection with his resignation as President and Chief Executive Officer, Mr. Lloyd and the Company have entered into a separation agreement (the “Lloyd Separation Agreement”), pursuant to which Mr. Lloyd will cease serving as President and Chief Executive Officer and as a member of the Board effective June 21, 2022 (the “Lloyd Transition Date’) and remain employed through September 30, 2022 (the “Separation Date”). During the period beginning on the Transition Date and ending on the Separation Date (the “Transition Period”), Mr. Lloyd will remain a full-time, non-officer employee of the Company to assist with the transition of his duties to his successor. During the Transition Period, Mr. Lloyd is eligible to receive compensation and benefits as set forth in the Employment Agreement, by and between Mr. Lloyd and the Company, dated September 30, 2020 (the “Lloyd Employment Agreement”).

On the Separation Date, subject to Mr. Lloyd’s execution and non-revocation of a release of claims, he will be eligible to receive: (i) cash severance in an amount equal to his base salary for a period of 12 months and 100% of his annual target bonus, provided that, if a change in control occurs in the three months following the Separation Date, Mr. Lloyd will be entitled to a cash severance payment in an amount equal to his base salary for a period of 18 months and 150% of his annual target bonus; (ii) an additional cash payment in an amount equal to the difference, if any, between (a) $279,656 and (b) the Fair Market Value (as defined in the Company’s 2020 Incentive Award Plan) as of September 8, 2022 of the 39,894 restricted stock units that will have vested in accordance with their terms on such date, payable in a lump sum; (iii) subject to Mr. Lloyd’s achievement of certain performance goals, an additional cash bonus of up to $1,000,000; and (iv) the COBRA benefits set forth in Section 4(a)(ii) of the Lloyd Employment Agreement, during the 12-month period following the Separation Date.

Dr. Mills Employment Agreement

In connection with his appointment as Interim President and Chief Executive Officer, Dr. Mills and the Company have entered into an employment agreement (the “Mills Employment Agreement”), pursuant to which Dr. Mills’ employment will commence on June 21, 2022 (the “Mills Effective Date”) and end on the 90-day anniversary of the Mills Effective Date (such period, the “Interim Period”), unless the parties mutually agree to extend the Interim Period or the Board determines that, at the end of the Interim Period, Dr. Mills is suitable to assume the role of President and Chief Executive Officer. In the event the Board makes such determination, Dr. Mills’ continued employment will commence on the day immediately following the Interim Period for an initial period ending on the second anniversary of the Mills Effective Date, which shall automatically be extended for successive one-year periods (the “Employment Period”).

In connection with his service as Interim President and Chief Executive Officer, Dr. Mills will be entitled to receive an annual base salary of $600,000 and a target annual bonus equal to 60% of his annual base salary. The first 12 months of Dr. Mills’ annual bonus are guaranteed to equal his target annual bonus. Dr. Mills will also be eligible to receive (1) a stock option award to purchase 456,278 shares of common stock of the Company (the “Option Grant”), three-fifths of which Option Grant will be subject to time-based vesting (the “Time Based Options”) and two-fifths of such Option Grant will be subject to performance-based vesting (the “Performance Based Options”) and (2) 224,734 restricted stock units (the “RSU Grant”), three-fifths of which RSU Grant will be subject to time-based vesting (the “Time Based RSUs”) and two-fifths of such RSU Grant will be subject to performance-based vesting (the “Performance Based RSUs”). One-third of the Time Based Options vest upon the end of the Interim Period, and two-thirds of the Time Based Options vest over a four-year vesting schedule with 25% vesting on the first anniversary of the June 21, 2022 and the remaining portion vesting in twelve equal quarterly installments. One-third of the Time Based RSUs vest upon the end of the Interim Period, and two-thirds of the Time Based RSUs vest over a four-year vesting schedule in equal annual installments. The Performance Based Options and Performance Based RSUs each vest in equal installments upon the achievement of escalating share price thresholds of, respectively, $12.50, $17.00, $25.00 and $37.00 (calculated based on twenty consecutive days of trading at each respective threshold). The vesting of the Option Grant and RSU Grant are subject to Dr. Mills’ continuous service through each applicable vesting date.

In the event that, during the Employment Period, Dr. Mills is terminated by the Company without Cause or resigns for Good Reason (in each case as defined in the Mills Employment Agreement), subject to Dr. Mills’ execution and non-revocation of a release of claims, Dr. Mills will be eligible to receive, in addition to any earned and unpaid amounts, (i) the sum of (x) his annual base salary for a period of 12 months, and (y) 100% of his target annual bonus for the year in which termination occurs, payable over a 12-month period and (ii) a lump sum payment equal to twelve (12) times the Company’s monthly charge for participation in the Company’s health plans pursuant to COBRA following termination. If Dr. Mills is terminated in the period starting three months prior to a Change in Control (as defined in the Mills Employment Agreement) and ending on the first anniversary of such change in control, Dr. Mills will instead be eligible to receive, in addition to any earned and unpaid amounts, (i) a lump-sum payment equal to the sum of the sum of (x) his annual base salary for a period of 18 months, and (y) 150% of his target annual bonus for the year in which termination occurs, , and (z) eighteen (18) times the Company’s monthly charge for participation in the Company’s health plan pursuant to COBRA following termination and (ii) full acceleration of any outstanding unvested equity awards.

Pursuant to the Mills Employment Agreement, Dr. Mills is subject to confidentiality and assignment of intellectual property provisions, and certain restrictive covenants, including one-year post-employment non-solicitation of employees.

The forgoing description of the Lloyd Separation Agreement and Mills Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the Lloyd Separation Agreement and Mills Employment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (the “Form 8-K”) and incorporated herein by reference.

Item 7.01.	Regulation FD.

On June 21, 2022, the Company issued a press release announcing the Executive Transition. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Separation and Release of Claims Agreement, dated June 21, 2022, by and between Ronald Lloyd and Aziyo Biologics, Inc.

10.2	Employment Agreement, dated June 21, 2022, by and between C. Randal Mills, Ph.D. and Aziyo Biologics, Inc.

99.1	Press Release of Aziyo Biologics, Inc., June 21, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL document)

†      Certain portions of this exhibit (indicated by “[****]”) have been omitted pursuant to Regulation S-K, Item (601)(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZIYO BIOLOGICS, INC.

Date: June 21, 2022	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer